Exhibit 10.2

POGO PRODUCING COMPANY

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), made and entered into as of the 25th day of April, 2006, by and between Pogo Producing Company, a Delaware corporation (the “Company”), and Robert H. Campbell (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, Indemnitee is currently serving or is about to begin serving as a director and/or officer of the Company and/or in another Corporate Status, and Indemnitee is willing, subject to, among other things, the Company’s execution and performance of this Agreement, to continue in or assume such capacity or capacities; and

WHEREAS, the By-Laws of the Company provide that the Company shall indemnify and advance expenses to all directors and officers of the Company in the manner set forth therein and to the fullest extent permitted by applicable law, and the Company’s Restated Certificate of Incorporation provides for limitation of liability for directors; and

WHEREAS, in order to induce Indemnitee to provide services as contemplated hereby, the Company has deemed it to be in its best interests and the best interests of its stockholders to enter into this Agreement with Indemnitee;

NOW, THEREFORE, in consideration of Indemnitee’s agreement to provide services to the Company and/or certain of its affiliates as contemplated hereby, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto stipulate and agree as follows:

ARTICLE I

Certain Definitions

As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

“Change of Control” means a change in control of the Company after the date Indemnitee acquired his Corporate Status, which shall be deemed to have occurred upon the occurrence of any of the following events:

(a)                                  The acquisition by any Person of beneficial ownership of Outstanding Company Voting Securities (including any such acquisition of beneficial ownership deemed to have occurred pursuant to Rule 13d-5 under the Exchange Act) if, immediately thereafter, such Person is the beneficial owner of 20% or more of either (i) the then Outstanding Company Common Stock or (ii) the then Outstanding Company Voting Securities, unless such acquisition is made (A) directly from the Company in a transaction approved by a majority of the members of the Incumbent Board, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) by a parent corporation resulting from a Business Combination if, following such Business Combination, the conditions specified in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied; or

(b)                                 Individuals who, as of the date of this Agreement, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, except that any such individual shall not be considered a member of the Incumbent Board if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)                                  Approval by the shareholders of the Company of a Business Combination (or if there is no such approval by shareholders, consummation of such Business Combination) unless, immediately following such Business Combination, (i) more than 60% of, respectively, the then outstanding shares of common stock of the parent corporation resulting from such Business Combination and the combined voting power of the then outstanding voting securities of such parent corporation entitled to vote generally in the election of directors will be (or is) then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than any employee benefit plan (or related trust) of the Company or any parent corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more, respectively, of the then outstanding shares of common stock of the parent corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the consummation of such Business Combination; or

(d)                                 Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a Major Asset Disposition (or if there is no such approval by shareholders, consummation of such Major Asset Disposition) unless, immediately following such Major Asset Disposition, (A) individuals and entities that were beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the Acquiring Entity; (B) no Person, other than any employee benefit plan (or related trust) of the Company or such entity beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities of the Company (if it continues to exist) and of the Acquiring Entity and (C) at least a majority of the members of the board of directors of the Company (if it continues to exist) and of the Acquiring Entity were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Major Asset Disposition.

For purposes of this definition of Change of Control,

a                  the term “Person” means an individual, entity or group;

b                 the term “group” is used as it is defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”);

c                  the terms “beneficial owner”, “beneficially ownership” and “beneficially own” are used as defined for purposes of Rule 13d-3 under the Exchange Act;

d                 the term “Business Combination” means (x) a merger or consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

e                  the term “Outstanding Company Common Stock” shall mean the outstanding shares of Common Stock, par value $1 per share, of the Company;

f                    the term “Outstanding Company Voting Securities” means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Company Voting Securities (or of other voting stock or voting securities) shall be determined based on the relative combined voting power of such securities;

g                 the term “parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries;

h                 the term “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 60% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the members of the Incumbent Board; and

i                     “Acquiring Entity” means the entity that acquires the largest portion of the assets sold or otherwise disposed of in a Major Asset Disposition (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity entitled to vote generally in the election of directors or members of a comparable governing body).

“Corporate Status” describes the status of Indemnitee as a director, officer,  employee, agent or fiduciary of the Company or of any other company, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company.

“Court” means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

“DGCL” means the Delaware General Corporation Law.

“Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

“Matter” is a claim, a material issue or a substantial request for relief.

“Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceedings hereinabove listed, except such as is initiated by Indemnitee pursuant to Section 6.1 of this Agreement to enforce his rights under this Agreement.

ARTICLE II

Services by Indemnitee

Section 2.1. Services by Indemnitee. Indemnitee agrees to serve or continue to serve in his current capacity or capacities as a director, officer, employee, agent or fiduciary of the Company. Indemnitee may also agree to serve (the agreement so to serve being in the sole discretion of Indemnitee), as the Company may request from time to time, as a director, officer, employee, agent or fiduciary of any other company, partnership, limited liability company, association, joint venture, trust or other enterprise in which the Company has an interest.

Indemnitee and the Company each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve the Company in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Company shall have no obligation under this Agreement to continue Indemnitee in any such position for any period of time and shall not be precluded by the provisions of this Agreement from removing Indemnitee from any such position at any time.

ARTICLE III

Indemnification

Section 3.1. General. If Indemnitee was or is a party or is threatened to be made a party to any Proceeding, the Company shall, to the fullest extent permitted by applicable law in effect on the date hereof, and to such greater extent as applicable law may thereafter permit, within 30 days after written demand is presented to the Company, indemnify and hold Indemnitee harmless from and against any and all losses, liabilities, claims, damages, judgments, fines, penalties, amounts paid in settlement (subject to Section 7.2) and Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such listed items), whatsoever (i) arising out of any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company, is or was serving in another Corporate Status, consented to be named as a person to be elected as a director of the Company, or by reason of anything done or not done by Indemnitee in any such capacity and (ii) incurred in connection with such Proceeding.

Section 3.2. Successful Proceeding. Notwithstanding anything to the contrary set forth herein (other than Section 3.3), if Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all losses, liabilities, claims, damages, judgments, fines, penalties, amounts paid in settlement (subject to Section 7.2) and Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such listed items), actually and reasonably incurred by him or on his behalf in connection therewith. Notwithstanding anything to the contrary set forth herein (other than Section 3.3), if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Company shall indemnify Indemnitee against all losses, liabilities, claims, damages, judgments, fines, penalties, amounts paid in settlement (subject to Section 7.2) and Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such listed items), actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding in which the Indemnitee is not a party or threatened to be made a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 3.3. Claims Initiated by Indemnitee. Notwithstanding anything to the contrary set forth herein, prior to a Change of Control, Indemnitee shall not be entitled to indemnification (including any advancement of Expenses) pursuant to this Agreement in connection with any Proceeding initiated or claim made by Indemnitee, unless either (i) the Board of Directors has authorized or consented to the initiation of such Proceeding or the making of such claim or (ii) such Proceeding or claim seeks to enforce Indemnitee’s rights under this Agreement.

ARTICLE IV

Advancement of Expenses

Section 4.1. Advances. In the event of any threatened or pending Proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Agreement, following written request to the Company by Indemnitee, the Company shall pay to Indemnitee, within 10 days of such request, amounts to cover Expenses incurred by Indemnitee in such Proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as provided in this Agreement and (ii) evidence as to the amount of such Expenses.

Section 4.2. Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for all Expenses advanced by the Company pursuant to Section 4.1 in the event and only to the extent that it shall be determined pursuant to the provisions of this Agreement or by final judgment or other final adjudication under the provisions of any applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company for such Expenses.

ARTICLE V

Procedure for Determination of Entitlement

to Indemnification

Section 5.1. Request for Indemnification. To obtain indemnification, Indemnitee shall submit to the Secretary of the Company a written claim or request. Such written claim or request shall contain sufficient information reasonably to inform the Company about the nature and extent of the indemnification or advance sought by Indemnitee. The Secretary of the Company shall promptly advise the Board of Directors of such request.

Section 5.2. Determination of Entitlement; No Change of Control. If there has been no Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 145(d) of the DGCL, the Company shall furnish written notice to Indemnitee within 10 days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article I, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If (i) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to this Section  and (ii) within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5.1, no Independent Counsel shall have been selected and not objected to, the Company or Indemnitee may petition the Court of Chancery or other court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the petitioned court or by such other person as the petitioned court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Section. If (i) Independent Counsel does not make any determination respecting Indemnitee’s entitlement to indemnification hereunder within 90 days after receipt by the Company of a written request therefor and (ii) any judicial proceeding pursuant to Section 6.1 is then commenced, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 5.3. Determination of Entitlement; Change of Control. If there has been a Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Company written notice advising of the identity and address of the Independent Counsel so selected. The Company may, within 10 days after such written notice of selection shall have been given, deliver to the Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article I, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If (i) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to this Section and (ii) within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5.1, no Independent Counsel shall have been selected and not objected to, the Company or the Indemnitee may petition the Court of Chancery or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company to Indemnitee’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the petitioned court or by such other person as the petitioned court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Section. If (i) Independent Counsel does not make any determination respecting Indemnitee’s entitlement to indemnification hereunder within 90 days after receipt by the Company of a written request therefor and (ii) any judicial proceeding or arbitration pursuant to Section 6.1 is then commenced, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 5.4. Presumptions and Burden of Proof; Procedures of Independent Counsel. In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 5.2 to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Company shall be deemed to have acted in a manner not opposed to the best interests of the Company.

For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on good faith reliance on the records or books of account of the Company or another enterprise or on information supplied to him by the officers of the Company or another enterprise in the course of their duties or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Agreement.

Section 5.5. Independent Counsel Expenses. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.

ARTICLE VI

Certain Remedies of Indemnitee

Section 6.1. Adjudication. In the event that (i) a determination is made pursuant to Section 5.2 or 5.3 that Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses is not timely made pursuant to Section 4.1; (iii) Independent Counsel is to determine Indemnitee’s entitlement to indemnification hereunder, but does not make that determination within 90 days after receipt by the Company of the request for that indemnification; or (iv) payment of indemnification is not made within 10 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 5.2, 5.3 or 5.4, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 6.1 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 6.1, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.1, or otherwise.

The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.1 that the procedures and presumptions of this Agreement are not valid, binding and enforceable, and shall stipulate in any such proceeding that the Company is bound by all provisions of this Agreement. In the event that Indemnitee, pursuant to this Section 6.1, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, (i) Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, regardless of whether he prevails therein, and (ii) any determination made pursuant to Section 5.2 or 5.3 that Indemnitee is not entitled to indemnification under this Agreement shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses advanced pursuant to Section 4.1 until it shall be determined by final judgment or other final adjudication under the provisions of any applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company for such Expenses.

ARTICLE VII

Participation by the Company

Section 7.1. Participation by the Company. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After receipt of notice from the Company to Indemnitee of the Company’s election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, Expenses incurred in being or preparing to be a witness or in assisting, at the request of the Company, with the defense, and as otherwise provided below. At the request of the Company, Indemnitee agrees to use his reasonable efforts to assist in such defense. Indemnitee shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Agreement. The Company shall not be entitled to assume the defense of any Proceeding brought in the name of or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

Section 7.2. Settlements. The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not settle any action or claim in any manner that would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld.

ARTICLE VIII

Miscellaneous

Section 8.1. Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Company’s Certificate of Incorporation, the Company’s Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Agreement shall continue in effect as to an Indemnitee whose Corporate Status has ceased for any reason.

Section 8.2. Insurance and Subrogation. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the Company to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 8.3. Acknowledgment of Certain Matters. Both the Company and Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit indemnification of Indemnitee by the Company under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake, by the Securities and Exchange Commission, to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

Section 8.4. Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 8.5. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 8.6. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement.

Section 8.7. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 8.8. Notices. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if he anticipates or contemplates making a claim for expenses or an advance pursuant to the terms of this Agreement, notify the Company of the commencement of such action, suit or proceeding; provided, however, that any delay in so notifying the Company shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee so to notify the Company shall not relieve the Company from any liability that it may have to Indemnitee otherwise than under this Agreement. Any communication required or permitted to the Company shall be addressed to the Secretary of the Company and any such communication to Indemnitee shall be addressed to Indemnitee’s address as shown on the Company’s records unless

Indemnitee specifies otherwise and shall be personally delivered or delivered by overnight mail delivery. Any such notice shall be effective upon receipt.

Section 8.9. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

Section 8.10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to any principles of conflict of laws that, if applied, might permit or require the application of the laws of a different jurisdiction.

Section 8.11. Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 8.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 8.13. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

POGO PRODUCING COMPANY

By:	/s/ Michael J. Killelea
Name: Michael J. Killelea
Title: Senior Vice President, General Counsel
and Corporate Secretary

INDEMNITEE

By:	/s/ Robert H. Campbell
Robert H. Campbell